UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2011 (September 29, 2011)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2011, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), through a wholly owned subsidiary of its operating partnership, entered into a limited liability company agreement with Margate Peak, LLC (“Margate Peak”), an unaffiliated third party, to form Behringer Harvard Margate, LLC (the “Margate Joint Venture”) in connection with the anticipated acquisition of a 280-unit garden style multifamily community currently known as Advenir at Lakes of Margate (the “Lakes of Margate”) located in Margate, Florida from Advenir@Margate, LLC (the “Seller”), an unaffiliated third party.  Margate Peak is an affiliate of Grand Peaks Properties, Inc. (“Grand Peaks”).  We hold a 92.5% ownership interest in the Margate Joint Venture and Margate Peak holds the remaining 7.5% interest and a promoted interest after our receipt of a preferred return based on our capital contribution.  Margate Peak is the managing member of the Margate Joint Venture and has the authority to conduct the business and affairs of the Margate Joint Venture subject to our approval of all major decisions.  In the event that we and Margate Peak cannot agree on a major decision or in the event of a default, either member of the Margate Joint Venture may initiate buy/sell procedures with respect to their ownership interests in the Margate Joint Venture.

Also on September 29, 2011, the Margate Joint Venture entered into an Assignment and Assumption of Real Estate Purchase and Sale Agreement with Grand Peaks for the assignment of all rights and assumption of all duties under the purchase agreement related to the acquisition of the Lakes of Margate.  The contract purchase price for the Lakes of Margate is approximately $24.4 million, excluding closing costs.  The Margate Joint Venture provided an earnest money deposit of $500,000 under the purchase agreement of which we funded our pro rata share of $462,500.  If the purchase is consummated, we expect to fund our remaining pro rata share of the purchase price, or $22.1 million, by assuming our pro rata share of the current financings on the property and with proceeds from our initial public offering.

The consummation of the purchase of the Lakes of Margate is subject to substantial conditions and generally will depend upon:

•                  the satisfaction of the conditions to the acquisition contained in the relevant contracts, including, without limitation, successful assumption of the current loans; and

•                  no material adverse changes occurring relating to the property.

Other assets may be identified in the future that we may acquire before or instead of the investment described above.  At the time of filing, we cannot make any assurances that the closing of this investment is probable.

Item 7.01	Regulation FD Disclosure.

On October 5, 2011, we began distribution of our 2011 Second Quarter Report Summary.  A copy of the 2011 Second Quarter Report Summary is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	2011 Second Quarter Report Summary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: October 5, 2011	By:	Kymberlyn K. Janney
Kymberlyn K. Janney
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	2011 Second Quarter Report Summary